Exhibit 10.1

JOINDER AND FOURTH LOAN MODIFICATION AGREEMENT
    This Joinder and Fourth Loan Modification Agreement (this “Agreement”) is entered into as of July 25, 2022, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Howard Street, 3rd Floor, San Francisco, California 94105 (“Bank”), (b) VELO3D US, INC., a Delaware corporation, with its principal place of business at 511 Division Street, Campbell, California 95008 (formerly known as VELO3D, INC.) (“Existing Borrower”), and (c) VELO3D, INC., a Delaware corporation with its principal place of business located at 511 Division Street, Campbell, California 95008 (“New Borrower”). New Borrower and Existing Borrower, are hereinafter individually and collectively, jointly and severally, “Borrower”).

1.DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Existing Borrower to Bank, Existing Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 14, 2021, evidenced by, among other documents, a certain Third Amended and Restated Loan and Security Agreement dated as of May 14, 2021, between Existing Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of May 13, 2022, as further amended by a certain Second Loan Modification Agreement dated as of June 13, 2022, and as further amended by a certain Third Loan Modification Agreement dated as of July 11, 2022 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2.JOINDER TO LOAN AGREEMENT. New Borrower hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with the Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.
3.SUBROGATION AND SIMILAR RIGHTS. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement, the Loan Agreement or other Loan Documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 3 shall be null and void. If any payment is made to a Borrower in contravention of this Section 3, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.
4.GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interests in such assets of New Borrower as are consistent with the description of the Collateral set forth on Exhibit A of the Loan Agreement (as if such Collateral were deemed to pertain to the assets of New Borrower), whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral (subject only to Permitted

Liens that are permitted pursuant to the terms of the Loan Agreement to have superior priority to Bank’s Lien under the Loan Agreement). New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.
5.REPRESENTATIONS AND WARRANTIES. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct in all material respects on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower was named as “Borrower” in the Loan Documents in addition to Existing Borrower, except to the extent any such representation and warranty expressly refers to a specific date or time period, in which case it shall be true and correct in all material respects as of such date or with respect to such time period.
6.DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank as collateral for the repayment of the Obligations, as amended, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
7.DELIVERY OF DOCUMENTS. Each Borrower hereby agrees that the following documents shall be delivered to Bank prior to or contemporaneously with delivery of this Agreement, each in form and substance satisfactory to Bank:
A.a secretary’s corporate borrowing certificate for New Borrower with respect to New Borrower’s certificate of incorporation, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement;
B.consent of New Borrower’s shareholders, as necessary, authorizing the execution and delivery of this Agreement and the other documents required by Bank in connection with this Agreement;
C.a long form Certificate of Good Standing for New Borrower certified by the Secretary of State of Delaware;
D.certificate of Good Standing/Foreign Qualification for New Borrower from the Secretary of State of the State of Oklahoma;
E.the results of UCC searches for New Borrower indicating that there are no Liens other than Permitted Liens, and otherwise in form and substance satisfactory to Bank;
F.a Perfection Certificate for New Borrower;
G.evidence of insurance (on Acord 28 and Acord 25 certificates, together with endorsements to the liability and property policies, as acceptable to Bank) for New Borrower; and
H.such other documents as Bank may reasonably request.
8.MODIFICATIONS TO LOAN AGREEMENT.
1Borrower acknowledges and agrees that as of the Fourth LMA Effective Date, Borrower has no ability to request any additional HaaS Growth Capital Advances.
2Borrower hereby acknowledges and agrees that Borrower will deliver to Bank on or before the date that is thirty (30) days from the date of this Agreement, both (a) a Securities Account Control Agreement from SVB Asset Management with respect to USB Account #19-SV2023 and (b) a duly executed landlord’s consent in favor of Bank for Borrower’s leased location at 2710 Lakeview, Fremont, California 94538, by the landlord thereof. Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirements set forth in the immediately preceding sentence shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.
3The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5(a) thereof:

“    (i)    Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) at all times when a Streamline Period is in effect, the greater of (1) one and one-quarter of one percent (1.25%) above the Prime Rate and (2) four and one-half of one percent (4.50%) and (B) at all times when a Streamline Period is not in effect, the greater of (1) two and one-half of one percent (2.50%) above the Prime Rate and (2) five and three-quarters of one percent (5.75%), which interest shall be payable monthly in accordance with Section 2.5(d) below.”
and inserting in lieu thereof the following:

“    (i)    Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) at all times when a Streamline Period is in effect, the greater of (1) one-quarter of one percent (0.25%) above the Prime Rate and (2) five percent (5.0%) and (B) at all times when a Streamline Period is not in effect, the greater of (1) three-quarters of one percent (0.75%) above the Prime Rate and (2) five and one-half of one percent (5.50%), which interest shall be payable monthly in accordance with Section 2.5(d) below.”

4The Loan Agreement shall be amended by inserting the following text, appearing at the end of Section 2.5(a) thereof:
“    (iii)    2022 HaaS Growth Capital Advances. Subject to Section 2.5(b), the principal amount outstanding with respect to 2022 HaaS Growth Capital Advances shall accrue interest at a floating per annum rate equal to the greater of (A) three-quarters of one percent (0.75%) above the Prime Rate and (B) five and one-half of one percent (5.50%), which interest shall be payable monthly in accordance with Section 2.5(d) below.”
5The Loan Agreement shall be amended by inserting the following new Section 2.9, appearing immediately after Section 2.8 thereof:
“    2.9    2022 HaaS Growth Capital Loan.
(a)    Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make advances to Borrower (each a “2022 HaaS Growth Capital Advance” and collectively the “2022 HaaS Growth Capital Advances”), from time to time, prior to the 2022 HaaS Growth Capital Commitment Termination Date, in an aggregate amount not to exceed the 2022 HaaS Growth Capital Loan Commitment. Each 2022 HaaS Growth Capital Advance shall be in an aggregate amount equal to (i) the number of Eligible Printers shipped within forty-five (45) days prior to the Funding Date of such 2022 HaaS Growth Capital Advance (except for the first 2022 HaaS Growth Capital Advance requested by Borrower, for which such period shall be one hundred twenty (120) days), multiplied by (ii) Eight Hundred Thousand Dollars ($800,000.00); provided, that, the eligibility status of any Eligible Printer or Eligible mSaaS Contract, and the confirmed shipment dates of any Eligible Printers, shall be determined by Bank based on evidence and documentation satisfactory to Bank in its reasonable discretion. Each 2022 HaaS Growth Capital Advance must be in an amount of at least Five Hundred Thousand Dollars ($500,000.00). After repayment, no 2022 HaaS Growth Capital Advance may be reborrowed.
(b)    Repayment. Each 2022 HaaS Growth Capital Advance shall immediately amortize and be payable in (i) thirty-six (36) equal payments of principal, plus (ii) monthly payments of accrued unpaid interest, beginning on the first (1st) day of the first (1st) month following the Funding Date of such 2022 HaaS Growth Capital Advance and continuing on the Payment Date each month thereafter. Notwithstanding the foregoing, all unpaid principal and interest on each 2022 HaaS Growth Capital Advance shall be due on the applicable 2022 HaaS Growth Capital Maturity Date.
(c)    Voluntary Prepayment. Borrower shall have the option to prepay all, but not less than all, of the 2022 HaaS Growth Capital Advances, without penalty or premium, provided Borrower (i) delivers written notice to Bank of its election to prepay the 2022 HaaS Growth Capital Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to all 2022 HaaS Growth Capital Advances, and (B) all other sums, if any, that shall have become due and payable with respect to the 2022 HaaS Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts.
(d)    Mandatory Prepayment. If the 2022 HaaS Growth Capital Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to all 2022 HaaS Growth Capital Advances and (ii) all other sums, if any, that shall have become due and payable with respect to the 2022 HaaS Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts.”

6The Loan Agreement shall be amended in Section 3.2(a) thereof by deleting “HaaS Growth Capital Advances” where it appears therein and inserting “2022 HaaS Growth Capital Advances” in lieu thereof.

7The Loan Agreement shall be amended in Section 3.4 thereof by (a) deleting “HaaS Growth Capital Advances” in each place that it appears and inserting “2022 HaaS Growth Capital Advances” in lieu thereof and (b) deleting “HaaS Growth Capital Advance” in each place that it appears and inserting “2022 HaaS Growth Capital Advance” in lieu thereof.

8The Loan Agreement shall be amended by deleting the following text, appearing in Section 5.3 thereof:

“    (c)    For any item of Inventory consisting of Eligible Inventory in any Borrowing Base Statement, such Inventory (i) consists of finished goods, in good, new, and salable condition, or works in progress, in each case which are not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (v) is located in the United States at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 7.2) and such locations are subject to a landlord’s consent or bailee waiver, as applicable, in form and substance acceptable to Bank in its sole discretion; and (vi) is aged one hundred twenty (120) days or less.”
and inserting in lieu thereof the following:

“    (c)    For any item of Inventory consisting of Eligible Inventory in any Borrowing Base Statement, such Inventory (i) consists of finished goods, in good, new, and salable condition, works in progress, and raw materials, in each case which are not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (v) is located in the United States at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 7.2) and such locations are subject to a landlord’s consent or bailee waiver, as applicable, in form and substance acceptable to Bank in its sole discretion; and (vi) is aged one hundred eighty (180) days or less.”

9The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“    (a)    a Borrowing Base Statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Inventory, including monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at cost (in accordance with GAAP), Inventory agings, sell through reports, and such other inventory reports as are requested by Bank in its good faith business judgment), within seven (7) days after the end of each month;
(b)    within seven (7) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, each in form reasonably acceptable to Bank;
(c)    as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and Borrower’s Subsidiaries consolidated and consolidating operations for such month in a form acceptable to Bank in its reasonable discretion (the “Monthly Financial Statements”);”
“    (f)    as soon as available, and in any event within one hundred eighty (180) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (provided, however, Borrower’s unqualified opinion on the financial statements may contain a qualification as to going concern (and, solely with respect to Borrower’s fiscal year ended December 31, 2020, material weakness) typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank, in the case of CPA-audited financial statements;”
and inserting in lieu thereof the following:

“    (a)    a Borrowing Base Statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Inventory, including monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at cost (in accordance with GAAP), Inventory agings, sell through reports, and such other inventory reports as are requested by Bank in its good faith business judgment), within seven (7) days after the end of each month (or, thirty (30) days if there were no outstanding Obligations with respect to the Revolving Line at all times during such month);
(b)    within seven (7) days after the end of each month (or, thirty (30) days if there were no outstanding Obligations with respect to the Revolving Line at all times during such month), (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, each in form reasonably acceptable to Bank;
(c)    as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering Borrower’s and Borrower’s Subsidiaries consolidated and consolidating operations for such month in a form acceptable to Bank in its reasonable discretion (the “Monthly Financial Statements”);”
“    (f)    as soon as available, and in any event within ninety (90) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank, in the case of CPA-audited financial statements;”

10The Loan Agreement shall be amended by (a) deleting the “.” appearing at the end of Section 6.2(k) and inserting “; and” in lieu thereof and (b) inserting the following new Section 6.2(l) appearing immediately after 6.2(k) thereof:
“    (l)    when required (and at least monthly), data reporting (including all Hardware-as-as-a-Service data) required to be submitted through Hardfin.”

11The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.8 thereof:

“    (a)    Maintain all of Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates.”
and inserting in lieu thereof the following:

“    (a)    Maintain all of Borrower’s, any of its Subsidiaries’, and any Guarantor’s primary operating accounts, depository accounts and excess cash with Bank or Bank’s Affiliates, which accounts for (i) Borrower, Borrower’s Subsidiaries’ and any Guarantor shall represent at least ninety percent (90.0%) of the Dollar value of Borrower’s, Borrower’s Subsidiaries and any Guarantor’s operating and depository accounts at all financial institutions and (ii) Borrower shall represent at least ninety percent (90.0%) of the Dollar value of Borrower’s operating and depository accounts at all financial institutions.”

12The Loan Agreement shall be amended by deleting the following, appearing as Section 6.9 thereof:

“    6.9    Financial Covenant – Revenue. Maintain at all times, to be tested as of the last day of each calendar quarter, revenue (calculated in accordance with GAAP) for the trailing six (6) month period ending as of the last day of such quarter in an amount equal to at least the amount set forth in the table below corresponding to such period:

Trailing Six (6) Month Period Ending	Revenue
March 31, 2021	$7,300,000.00
June 30, 2021	$6,000,000.00
September 30, 2021	$10,000,000.00
December 31, 2021	$16,500,000.00
March 31, 2022	$25,000,000.00

and inserting in lieu thereof the following:

“    6.9    Financial Covenants
(a)    Trailing Six Month Revenue. Maintain at all times prior to the Fourth LMA Effective Date, to be tested as of the last day of each calendar quarter, revenue (calculated in accordance with GAAP) for the trailing six (6) month period ending as of the last day of such quarter in an amount equal to at least the amount set forth in the table below corresponding to such period:

Trailing Six (6) Month Period Ending	Revenue
March 31, 2021	$7,300,000.00
June 30, 2021	$6,000,000.00
September 30, 2021	$10,000,000.00
December 31, 2021	$16,500,000.00
March 31, 2022	$25,000,000.00

For clarity, the financial covenant set forth in this Section 6.9(a) shall no longer be tested or applicable on or following the Fourth LMA Effective Date.
(b)    Quarterly Revenue. Maintain at all times to be tested as of the last day of each calendar quarter ending on and after the Fourth LMA Effective Date, revenue (calculated in accordance with GAAP) for the such quarter, in an amount equal to at least the amount set forth in the table below corresponding to such period:

Quarter Ending	Revenue
March 31, 2022	$11,124,000.00
June 30, 2022	$16,368,000.00
September 30, 2022	$19,632,000.00
December 31, 2022	$25,936,000.00

The minimum revenue levels required for each quarter ending after December 31, 2022, remain to be calculated but shall be an amount equal to eighty percent (80.0%) of the annual projections for revenue delivered to Bank and acceptable to Bank in Bank’s commercially reasonable discretion pursuant to Section 6.2(e). With respect thereto:
(i)    For the 2023 calendar year, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before March 1, 2023, to any such covenant levels proposed by Bank in its commercially reasonable discretion with respect to the 2023 calendar year, shall result in an immediate Event of Default for which there shall be no grace or cure period;
(ii)    For the 2024 calendar year, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before March 1, 2024, to any such covenant levels proposed by Bank in its commercially reasonable discretion with respect to the 2024 calendar year, shall result in an immediate Event of Default for which there shall be no grace or cure period;

(iii)    For the 2025 calendar year, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before March 1, 2025, to any such covenant levels proposed by Bank in its commercially reasonable discretion with respect to the 2025 calendar year, shall result in an immediate Event of Default for which there shall be no grace or cure period; and

(iv)    For the 2026 calendar year, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before March 1, 2026, to any such covenant levels proposed by Bank in its commercially reasonable discretion with respect to the 2026 calendar year, shall result in an immediate Event of Default for which there shall be no grace or cure period.”

(c)    Cash Plus Availability. Maintain at all times on and after the Fourth LMA Effective Date, to be tested as of any date, Cash Plus Availability of at least Twenty Million Dollars ($20,000,000.00).”

13The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.10 thereof:

“    (b)    If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall promptly (and in any event within ten (10) Business Days of such application or registration) provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.”
and inserting in lieu thereof the following:

“    (b)    Intentionally omitted.”
14The Loan Agreement shall be amended by inserting the following new Section 6.16 appearing immediately after Section 6.15 thereof:
“    6.16    Hardfin Service Fee. Pay to Hardfin any fees as and when due and owing from Borrower to Hardfin in connection with Borrower’s use of the Hardfin platform.”

15The Loan Agreement shall be amended by deleting the following text, appearing in Section 8.1 thereof:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or any HaaS Growth Capital Maturity Date).”
and inserting in lieu thereof the following:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, any HaaS Growth Capital Maturity Date, or any 2022 HaaS Growth Capital Maturity Date).”

16The Loan Agreement shall be amended by deleting the following text, appearing as Section 8.11 thereof:

“    8.11    Mezzanine Loan Agreement. The occurrence of an Event of Default (as defined in the Mezzanine Loan Agreement) under the Mezzanine Loan Agreement.”
and inserting in lieu thereof the following:

“    8.11    Intentionally Omitted.”

17The Loan Agreement shall be amended by deleting the following text, appearing in Section 9.1(a) thereof:

“Notwithstanding the foregoing, if the only Event of Default that has occurred is solely the result of Borrower failing to comply with the financial covenants set forth in Section 6.9 of this Agreement, then Obligations solely with respect to the HaaS Growth Capital Advances shall not be become immediately due and payable upon such declaration by Bank”
18The Loan Agreement shall be amended by inserting the following new Section 9.8, to appear immediately following Section 9.7 thereof:
“    9.8    Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints each other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be liable for the Credit Extensions and Obligations. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other Applicable Law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.8 shall be null and void. If any payment is made to a Borrower in contravention of this Section 9.8, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.”

19The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.1 thereof:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date or any HaaS Growth Capital Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.”
and inserting in lieu thereof the following:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date, any HaaS Growth Capital Maturity Date, or any 2022 HaaS

Growth Capital Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.”

20The Loan Agreement shall be amended by inserting the following new definitions, to appear alphabetically in Section 13.1 thereof:
“    “2022 HaaS Growth Capital Advance” and “2022 HaaS Growth Capital Advances” are defined in section 2.9(a).”
“    “2022 HaaS Growth Capital Commitment Termination Date” is December 31, 2023.”
“    “2022 HaaS Growth Capital Loan Commitment” means an amount equal to (a) Fifteen Million Dollars ($15,000,000.00) minus (b) the outstanding principal amount of HaaS Growth Capital Advances.”

“    “2022 HaaS Growth Capital Maturity Date” is, for each 2022 HaaS Growth Capital Advance, the first (1st) day of the month that is thirty-six (36) months after the Funding Date of such 2022 Haas Growth Capital Advance.”

“    “Adjusted Quick Ratio” is the ratio of (a) Quick Assets to (b)(i) Current Liabilities minus (ii) the current portion of Borrower’s contract liabilities (as such term is used in Borrower’s financial statements filed with the SEC as of the Fourth LMA Effective Date).”

“    “Cash Plus Availability” means the sum of (a) Borrower’s unrestricted and unencumbered cash and Cash Equivalents maintained at Bank plus (b) the Availability Amount.”

“    “Current Liabilities” are (a) the aggregate outstanding principal amount of Indebtedness of Borrower to Bank with respect to the Revolving Line, 2022 HaaS Growth Capital Advances and HaaS Growth Capital Advances, plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“    “Fourth LMA Effective Date” is July 25, 2022.”

“    “Net Cash” is, at any time, (a) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents of Borrower maintained in accounts with Bank, plus (b) marketable securities of Borrower maintained in securities accounts with Bank’s Affiliates, plus (c) investments with Bank with maturities of fewer than 12 months determined according to GAAP, minus (d) the aggregate outstanding principal amount of Indebtedness of Borrower to Bank with respect to the Revolving Line, the 2022 HaaS Growth Capital Advances and the HaaS Growth Capital Advances.”
“    “Non-Formula Balance” is defined in the definition of Non-Formula Period.”
“    “Non-Formula Period” is, on and after the Fourth LMA Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower had, for each consecutive day in the immediately preceding month, maintained Net Cash, as determined by Bank in its reasonable discretion, in an amount at all times of at least One Hundred Million Dollars ($100,000,000.00) (the “Non-Formula Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower and its Subsidiaries fail to maintain the Non-Formula Balance, as determined by Bank in its reasonable discretion. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Non-Formula Period, and each such Non-Formula Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Non-Formula Balance has been achieved.”

“    “Parent Borrower” is Velo3D, Inc., a Delaware corporation.”
“    “Quick Assets” is, on any date, Borrower’s (a) aggregate amount of unrestricted and unencumbered cash and Cash Equivalents maintained in accounts with Bank, plus (b) marketable securities maintained in securities accounts with Bank’s Affiliates, plus (c) investments with Bank with maturities of fewer than 12 months determined according to GAAP, plus (d) net billed accounts receivable.”
“    “Subsidiary Borrower” is Velo3D US, Inc., a Delaware corporation.”
“    “Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s balance sheet, including all Indebtedness.”

21The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:
“    “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

“    “Borrower” is defined in the preamble hereof.”
“    “Borrowing Base” is (a) eighty percent (80.0%) of Eligible Accounts, plus (b) the lesser of (i) fifty percent (50.0%) of Borrower’s Eligible Inventory (valued at cost) and (ii) prior to the occurrence of the Performance Milestone Event, Three Million Dollars ($3,000,000.00) and on and after the occurrence of the Performance Milestone Event, Six Million Dollars ($6,000,000.00), as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing percentages and amounts in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “Eligible mSaaS Contract” means any mSaaS contract between Borrower and domestic or foreign customers with (a) a minimum tenor of one (1) year and (b) annual revenue of at least Three Hundred Thousand Dollars ($300,000.00) (other than the Chromalloy contract, which may have annual revenue as low as Two Hundred Thousand Dollars ($200,000.00) so long as the HaaS Growth Capital Advance in regard to the Chromalloy contract is advanced on or before March 31, 2021), and is otherwise deemed acceptable to Bank in its good faith business judgment.”
“    “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the IP Agreement, the Mezzanine Loan Documents, the Perfection Certificate, any Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank, all as amended, restated, or otherwise modified.”
“    “Payment Date” (a) with respect to HaaS Growth Capital Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.”

“    “Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000.00).
“    “Revolving Line Maturity Date” is May 14, 2022.”
“    “Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, at all times during the immediately preceding month, maintained Operating Runway, as determined by Bank in its reasonable discretion, in an amount at all times greater than five (5) (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount, as determined by Bank in its reasonable discretion. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Threshold Amount has been achieved.”
“    “Warrant” is, collectively, (a) that certain Warrant to Purchase Common Stock dated as of December 2, 2015, (b) that certain Warrant to Purchase Common Stock dated as of July 2, 2018, (c) that certain Warrant to Purchase Stock dated as of April 18, 2019, and (d) that certain Warrant to Purchase Common Stock dated as of the December 17, 2020, each between Borrower and Bank and as amended, modified, supplemented and/or restated from time to time.”
            and inserting in lieu thereof the following:

“    “Availability Amount” is (a) (i) at all times when a Non-Formula Period is in effect, the Revolving Line and (ii) at all times when a Non-Formula Period is not in effect, the lesser of (A) the Revolving Line or (B) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”
“    “Borrower” means, individually and collectively, jointly and severally, Parent Borrower and Subsidiary Borrower.”
“    “Borrowing Base” is (a) eighty percent (80.0%) of Eligible Accounts, plus (b) the lesser of (i) fifty percent (50.0%) of Borrower’s Eligible Inventory (valued at cost) and (ii) Twenty Million Dollars ($20,000,000.00), as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing percentages and amounts in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”
“    “Eligible mSaaS Contract” means any mSaaS contract between Borrower and domestic or foreign customers with (a) a minimum tenor of one (1) year and (b) annual revenue of at least Three Hundred Thousand Dollars ($300,000.00), and is otherwise deemed acceptable to Bank in its good faith business judgment.”
“    “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Perfection Certificate, any Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank, all as amended, restated, or otherwise modified.”
“    “Payment Date” (a) with respect to HaaS Growth Capital Advances and 2022 HaaS Growth Capital Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.”
“    “Revolving Line” is an aggregate principal amount equal to Thirty Million Dollars ($30,000,000.00).
“    “Revolving Line Maturity Date” is December 31, 2024.”
“    “Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, at all times during the immediately preceding month, maintained Adjusted Quick Ratio, as determined by Bank in its reasonable discretion, in an amount at all times of at least 1.50 to 1.0 (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, or (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount, as determined by Bank in its reasonable discretion. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its reasonable discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Threshold Amount has been achieved.”
“    “Warrant” is, collectively, (a) that certain Warrant to Purchase Common Stock dated as of December 2, 2015, (b) that certain Warrant to Purchase Common Stock dated as of July 2, 2018, (c) that certain Warrant to Purchase Stock dated as of April 18, 2019, (d) that certain Warrant to Purchase Common Stock dated as of the December 17, 2020 and (e) that certain Warrant to Purchase Stock dated as of the Fourth LMA Effective Date, each between Borrower and Bank and as amended, modified, supplemented and/or restated from time to time.”

22The Loan Agreement shall be amended by deleting the following text appearing in of the definition of “Eligible Accounts” in Section 13.1 thereof:
“    (y)    Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;”
and inserting in lieu thereof the following:
“    (y)    Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts (except for Accounts for which the Account Debtor is SpaceX, for which such percentage is sixty percent (60.0%)), for the amounts that exceed that percentage, unless Bank approves in writing;”

23The Loan Agreement shall be amended by deleting the following text appearing in of the definition of “Permitted Indebtedness” in Section 13.1 thereof:
“    (f)    Indebtedness consisting of capital and operating lease obligations and Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder; provided, however, all of such Indebtedness under this clause (f), plus all Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” (without duplication) shall not exceed One Million Four Hundred Thousand Dollars ($1,400,000.00) in the aggregate;”
“    (h)    Indebtedness in connection with the Mezzanine Loan Agreement;”
and inserting in lieu thereof the following:
“    (f)    Intentionally omitted;”
“    (h)    Intentionally omitted;”

24The Loan Agreement shall be amended by deleting the following text appearing as clauses (c) and (j) of the definition of “Permitted Liens” in Section 13.1 thereof:
“    (c)    purchase money Liens, or Liens in respect of Equipment leases, (i) on Equipment (other than Financed Printers) acquired or held by Borrower incurred for financing the acquisition or lease of the Equipment (other than Financed Printers) securing no more than One Million Four Hundred Thousand Dollars ($1,400,000.00) in the aggregate amount outstanding; provided, however, all of the Indebtedness securing the Liens permitted under this clause (c), plus all Indebtedness permitted under clause (f) of the definition of “Permitted Indebtedness” (without duplication) shall not exceed One Million Four Hundred Thousand Dollars ($1,400,000.00) in the aggregate, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”
“    (j)    Liens in connection with the Mezzanine Loan Agreement; and”
and inserting in lieu thereof the following:
“    (c)    Intentionally omitted;”
“    (j)    Intentionally omitted; and”

25The Loan Agreement shall be amended by deleting the definitions of “Average EBDA”, “EBDA”, “IP Agreement”, “Liquidity”, “Mezzanine Loan Agreement”, “Mezzanine Loan Documents”, “Net Income”, and “Operating Runway”, appearing in Section 13.1 thereof.

A.The Loan Agreement shall be amended by substituting the Collateral description appearing on Exhibit A thereto for the Collateral description on Schedule 1 hereto.
B.The Compliance Statement appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Statement attached as Schedule 2 attached hereto.
C.The Payment/Advance Form appearing as Exhibit C to the Loan Agreement is hereby deleted and replaced with the Payment/Advance Form attached as Schedule 3 hereto.

9.FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Seventy-Five Thousand Dollars ($75,000.00), which fee shall be fully earned, due and payable on the date hereof. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
10.PERFECTION CERTIFICATES.
(a)Existing Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Perfection Certificate of Existing Borrower dated as of the date of this Agreement (the “Existing Borrower Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Existing Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b)In connection with this Agreement, New Borrower has delivered to Bank a Perfection Certificate signed by New Borrower dated as of the date of this Agreement (the “New Borrower Perfection Certificate”). New Borrower represents and warrants to Bank that: (i) New Borrower’s exact legal name is that indicated on the New Borrower Perfection Certificate and on the signature page hereof; (ii) New Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the New Borrower Perfection Certificate; (iii) the New Borrower Perfection Certificate accurately sets forth New Borrower’s organizational identification number or accurately states that New Borrower has none; (iv) the New Borrower Perfection Certificate accurately sets forth New Borrower’s place of business, or, if more than one, its chief executive office as well as New Borrower’s mailing address if different; and (v) all other information set forth on the New Borrower Perfection Certificate pertaining to New Borrower is accurate and complete.
Borrower hereby acknowledges and agrees that all references in the Loan Agreement to the “Perfection Certificate” shall mean and include, collectively, the Existing Borrower Perfection Certificate and the New Borrower Perfection Certificate.
11.CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
12.RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
13.RELEASE BY BORROWER.

A.FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
B.In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
“a general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
D.This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
1Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

2Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

3The terms of this Agreement are contractual and not a mere recital.

4This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

5Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.
14.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Agreement.
15.COUNTERSIGNATURE. This Agreement shall become effective only when it shall have been executed by Borrower and Bank.
[The remainder of this page is intentionally left blank]

This Agreement is executed as of the date first written above.

EXISTING BORROWER:
VELO3D US, INC.

By: /s/ Bill McCombe
Name: Bill McCombe
Title: Chief Financial officer

NEW BORROWER:
VELO3D, INC.

By: /s/ Bill McCombe
Name: Bill McCombe
Title: Chief Financial officer
BANK:
SILICON VALLEY BANK
By: /s/ Stephen Chang
Name: Stephen Chang
Title: Managing Director

Schedule 1

EXHIBIT A - COLLATERAL DESCRIPTION
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include: (a) any interest of Borrower as a lessee or sublessee under a real property lease; (b) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law), provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; (c) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank; and (d) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.
Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.

Schedule 2

EXHIBIT B
COMPLIANCE STATEMENT

TO:        SILICON VALLEY BANK                    Date:
FROM:     VELO3D, INC.
        VELO3D US, INC.

Under the terms and conditions of the Third Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required		Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days		Yes No
Borrowing Base Statement and Inventory Reports	Monthly within 7 days (or, thirty (30) days if there were no outstanding Obligations with respect to the Revolving Line at all times during such month)		Yes No
A/R & A/P Agings	Monthly within 7 days (or, thirty (30) days if there were no outstanding Obligations with respect to the Revolving Line at all times during such month)		Yes No
Annual financial statements (CPA Audited)	FYE within 90 days		Yes No
10-Q, 10-K and 8-K	Within 10 days after filing with SEC		Yes No
Board approved projections	FYE within 30 days of the earlier of Board-approval and FYE, and as amended/updated		Yes No
Hardfin Reporting	Monthly, and when required		Yes No

Streamline Period	Required	Actual	Applies
Maintain:
Adjusted Quick Ratio (at all times, tested monthly)	> 1.50 to 1.0	___ to 1.0	Yes No

Non-Formula Period	Required	Actual	Applies
Maintain:
Net Cash (at all times, tested monthly)	>$100,000,000	$____________	Yes No

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Revenue (trailing 3 month, tested quarterly)	$_______*	$______	Yes No
Cash Plus Availability (at all times)	$20,000,000.00	$______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

    The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Statement

Financial Covenant

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:    ____________________

I.    Cash Plus Availability (Section 6.9(c)) (at all times, tested as of any date)

Required: > $20,000,000.00

Actual:

A.	Aggregate value of the unrestricted and unencumbered cash and Cash Equivalents of Borrower maintained with Bank	$
B.	Availability Amount	$
C.	Line A plus Line B	$

Is line C equal to or greater than $20,000,000.00?

      No, not in compliance              Yes, in compliance

II.    Revenue (Section 6.9(b) (trailing 3 month, tested quarterly)

Required:__________ (see chart below)

Quarter Ending	Revenue
March 31, 2022	$11,124,000.00
June 30, 2022	$16,368,000.00
September 30, 2022	$19,632,000.00
December 31, 2022*	$25,936,000.00

* See Section 6.9(b) with respect to periods ending after December 31, 2022.

Actual:

A.	Revenue (calculated in accordance with GAAP)	$___________

Is line A equal to or greater than the amount set forth above?

      No, not in compliance                          Yes, in compliance

Schedule 3

EXHIBIT C
LOAN PAYMENT/ADVANCE REQUEST FORM
Deadline for same day processing is Noon Pacific Time
Fax To: (650) 320-0016    Date: _____________________

 Loan Payment:
VELO3D, INC. and VELO3D US, INC.

         From Account #________________________________    To Account #_______________________________________
           (Deposit Account #)                        (Loan Account #)
         Principal $____________________________________    and/or Interest $_____________________________________

         Authorized Signature:        Phone Number:
Print Name/Title:

         Loan Advance:
         Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

         From Account #________________________________    To Account #______________________________________
               (Loan Account #)                        (Deposit Account #)

         Amount of 2022 HaaS Growth Capital Advance $___________________________

       All Borrower’s representations and warranties in the Third Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:        Phone Number:
Print Name/Title:

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Pacific Time

Beneficiary Name: _____________________________    Amount of Wire: $
Beneficiary Bank: ______________________________    Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:         Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:         Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________    2nd Signature (if required): _______________________________
Print Name/Title: ______________________________    Print Name/Title: ______________________________________
Telephone #:                     Telephone #: _____________________________